Exhibit 32.1



                            Section 906 Certification


I, Richard L. Hannigan, Sr., Chief Executive Officer and President of Voyager Entertainment International, Inc., certify that (i) the to the quarterly report on Form 10-QSB of Voyager Entertainment International, Inc. for the three months ended November 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-QSB Report for said period in all material respects, the financial condition and results of operations of Voyager Entertainment International, Inc.

/s/ Richard L. Hannigan, Sr.                            Dated: November 20, 2006
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Richard L. Hannigan, Sr.
President and Chief Executive Officer